Exhibit 99.3

FINANCIAL STATEMENTS

OF

THE SOUTHERN CONNECTICUT GAS COMPANY

AS OF SEPTEMBER 30, 2014 AND DECEMBER 31, 2013 AND
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

(UNAUDITED)

TABLE OF CONTENTS

Page Number
Financial Statements:

Statement of Income for the three and nine months ended September 30, 2014 and 2013	3

Balance Sheet as of September 30, 2014 and December 31, 2013	4

Statement of Cash Flows for the nine months ended September 30, 2014 and 2013	6

Statement of Changes in Shareholder’s Equity	7

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Operating Revenues	$45,420	$47,360	$279,204	$260,111

Operating Expenses
Operation
Natural gas purchased	14,959	18,085	141,874	135,468
Operation and maintenance	19,680	15,405	58,540	51,952
Depreciation and amortization	7,213	7,289	27,272	27,522
Taxes - other than income taxes	4,367	4,059	17,852	16,105
Total Operating Expenses	46,219	44,838	245,538	231,047
Operating Income (Loss)	(799)	2,522	33,666	29,064

Other Income and (Deductions), net	284	29	(1,410)	(513)

Interest Charges, net
Interest on long-term debt	3,344	3,344	10,031	10,031
Other interest, net	151	192	444	767
	3,495	3,536	10,475	10,798
Amortization of debt expense and redemption premiums	76	76	229	229
Total Interest Charges, net	3,571	3,612	10,704	11,027

Income (Loss) Before Income Taxes	(4,086)	(1,061)	21,552	17,524

Income Taxes	(2,118)	(391)	8,726	7,149

Net Income (Loss)	$(1,968)	$(670)	$12,826	$10,375

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF COMPREHENSIVE INCOME
(In Thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Net Income (Loss)	$(1,968)	$(670)	$12,826	$10,375
Other Comprehensive Income (Loss), net of income taxes
Changes in unrealized gains(losses) related to pension and other post-retirement benefit plans	(104)	247	127	481
Comprehensive Income (Loss)	$(2,072)	$(423)	$12,953	$10,856

THE SOUTHERN CONNECTICUT GAS COMPANY
BALANCE SHEET
ASSETS
(In Thousands)
(Unaudited)

	September 30, 2014	December 31, 2013
Current Assets
Unrestricted cash and temporary cash investments	$11,660	$7,701
Accounts receivable less allowance of $1,700 and $2,968, respectively	49,062	71,028
Unbilled revenues	5,898	21,457
Current regulatory assets	13,312	16,557
Deferred income taxes	-	244
Natural gas in storage, at average cost	36,019	35,510
Materials and supplies, at average cost	1,909	3,438
Refundable taxes	3,979	2,812
Prepayments	2,918	2,422
Total Current Assets	124,757	161,169

Other investments	10,655	10,280

Net Property, Plant and Equipment	554,934	532,835

Regulatory Assets	115,137	127,506

Deferred Charges and Other Assets
Unamortized debt issuance expenses	3,816	4,045
Goodwill	134,931	134,931
Other	554	598
Total Deferred Charges and Other Assets	139,301	139,574

Total Assets	$944,784	$971,364

THE SOUTHERN CONNECTICUT GAS COMPANY
BALANCE SHEET
LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	September 30, 2014	December 31, 2013
Current Liabilities
Current portion of long-term debt	$2,517	$2,517
Accounts payable	17,419	40,767
Accrued liabilities	21,466	19,024
Current regulatory liabilities	9,701	10,031
Deferred income taxes	2,303	-
Interest accrued	1,604	1,864
Taxes accrued	3,975	5,912
Intercompany payable	-	16,000
Total Current Liabilities	58,985	96,115

Deferred Income Taxes	29,262	14,088

Regulatory Liabilities	172,714	165,096

Other Noncurrent Liabilities
Pension accrued	28,098	30,689
Other post-retirement benefits accrued	16,062	16,890
Other	14,077	14,265
Total Other Noncurrent Liabilities	58,237	61,844

Commitments and Contingencies

Capitalization
Long-term debt, net of unamortized premium	231,310	233,198

Common Stock Equity
Common stock	18,761	18,761
Paid-in capital	371,237	379,737
Retained earnings	3,819	2,193
Accumulated other comprehensive income	459	332
Net Common Stock Equity	394,276	401,023

Total Capitalization	625,586	634,221

Total Liabilities and Capitalization	$944,784	$971,364

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Nine Months Ended September 30,
	2014	2013
Cash Flows From Operating Activities
Net income	$12,826	$10,375
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,500	27,751
Deferred income taxes	3,423	1,925
Pension expense	5,031	6,384
Regulatory activity, net	19,353	11,030
Other non-cash items, net	(451)	1,833
Changes in:
Accounts receivable, net	22,134	19,730
Unbilled revenues	15,559	12,817
Natural gas in storage	(509)	(1,754)
Prepayments	(496)	(1,927)
Accounts payable	(22,422)	(16,134)
Interest accrued	(260)	(243)
Taxes accrued/refundable, net	(3,104)	3,387
Accrued liabilities	2,442	(736)
Accrued pension	(6,632)	(15,369)
Accrued other post-employment benefits	(1,818)	(2,161)
Other assets	1,573	888
Other liabilities	1,874	(2,122)
Total Adjustments	63,197	45,299
Net Cash provided by Operating Activities	76,023	55,674

Cash Flows from Investing Activities
Plant expenditures including AFUDC debt	(36,364)	(34,700)
Intercompany receivable	-	(17,000)
Net Cash (used in) Investing Activities	(36,364)	(51,700)

Cash Flows from Financing Activities
Payment of common stock dividend	(11,200)	(9,200)
Distribution of Capital	(8,500)	-
Intercompany payable	(16,000)	-
Net Cash (used in) provided by Financing Activities	(35,700)	(9,200)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	3,959	(5,226)
Balance at beginning of period	7,701	7,357
Balance at end of period	$11,660	$2,131

Non-cash investing activity:
Plant expenditures included in ending accounts payable	$1,523	$1,405

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
September 30, 2014
(Thousands of Dollars)
(Unaudited)

	Common Stock		Paid-in	Retained Earnings (Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Capital	Deficit)	Income (Loss)	Total
Balance as of December 31, 2013	1,407,072	$18,761	$379,737	$2,193	$332	$401,023

Net income				12,826		12,826
Other comprehensive loss, net of deferred income taxes					127	127
Distribution of capital			(8,500)			(8,500)
Payment of common stock dividend				(11,200)		(11,200)
Balance as of September 30, 2014	1,407,072	$18,761	$371,237	$3,819	$459	$394,276